Exhibit 10.2

STOCK PURCHASE AGREEMENT

(NON-AFFILIATE)

THIS AGREEMENT made the 12th day of November, 2012 between:

Certain Shareholders of FORECLOSURE SOLUTIONS, INC. as listed in Exhibit “A” hereto (collectively referred to as “Seller”).

and

The purchasers listed on Exhibit “B” hereto, each of which is referred to herein as a “Purchaser” and collectively as the “Purchasers”

WHEREAS:

A.	The Seller is the owner of 322,900 shares of common stock, par value $0.0001 per share (the "Common Stock"), of FORECLOSURE SOLUTIONS, INC. , a Nevada corporation (the "Company"); and

B.	The Seller proposes to sell to the Purchaser an aggregate of 322,900 shares of Common Stock of the Company (the "Purchased Shares") on the terms set forth herein.

IN CONSIDERATION of the premises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Purchase and Sale

1.1.       Seller agrees to sell, and Buyer agrees to purchase from Seller, 322,900 shares of common stock at the total purchase price of $38,326. Payment shall be in U.S. Dollars, in the form of cash or bank wire as follows. An amount of $38,326 in good funds delivered and cleared to Seller’s account via escrow agent WILLIAM R. BARKER, PA (“Escrow Agent”) (account information as provided by separate communiqué’).

1.2.       Upon receipt of payment at closing, Seller agrees to deliver to Buyer, share certificates representing the Purchased Shares of stock, duly endorsed for transfer.

1.3.       The Closing contemplated hereby will occur on or before the 7th day of November, 2012.

2.	Representations and Warranties of the Seller

The Seller represents and warrants to the Purchaser that:

(a)	immediately prior to and at the Closing, the Seller shall be the legal and beneficial owner of the Purchased Shares and on the Closing Date, the Seller shall transfer to the Purchaser the Purchased Shares free and clear of all liens, restrictions, covenants or adverse claims of any kind or character;
(b)	the Seller has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Seller hereunder and to consummate the transactions contemplated hereby;

3.	Representations And Warranties Of The Purchaser

The Purchaser represents and warrants to the Seller that the Purchaser:

(a)	The undersigned Buyer is acquiring the Stock solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws;
(b)	The undersigned Buyer understands the speculative nature and risks of investments associated with the Stock, and confirms that the Stock would be suitable and consistent with his or her investment program; that his or her financial position enables him or her to bear the risks of this investment; and, that there is no public market for the stock subscribed for herein;
(c)	The Stock subscribed for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not;
(d)	To the extent that any federal, and/or state securities laws shall require, the Buyer hereby agrees that the Stock acquired pursuant to this Agreement shall be without preference as to assets;
(e)	The Buyer is aware that the Company is under no obligation to register or seek an exemption under any federal securities act, state securities act, or any foreign securities act for the Stock of the Company or to cause or permit such Stock to be transferred in the absence of any such registration or exemption;
(f)	The Buyer has adequate means of providing for his current needs and personal contingencies and has no need to sell the shares in the foreseeable future (that is at the time of the investment, Buyer can afford to hold the investment for an indefinite period of time);
(g)	The Buyer has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, the Buyer is capable of reading and interpreting financial statements; and
(h)	The Buyer is not a member of, or an associate or affiliate of a member of FINRA.
(i)	Buyer, and his agents, attorneys and advisors, have conducted their own due diligence on the Company, its past history, and its current state. They have inspected SEC filings, the corporate minutes, and the charter documents. Buyer is buying the shares “as is”, with no representations made by the Seller as to the affairs or viability of the company, or as to assets, liabilities, or outstanding securities of the Company, and Buyer, on behalf of him selves and his successors in interest, (if any), hereby acknowledges and agrees by his execution of this Agreement that Seller is making no representations in this regard.

4.	Miscellaneous

4.1       The parties hereto acknowledge that they have obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement.

4.2       This Agreement will be governed by and construed in accordance with the laws of the State of TEXAS. The parties hereby attorn to the jurisdiction of the courts DALLAS County, TEXAS with respect to any legal proceedings arising from this Agreement.

4.3       This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

4.4       Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

Each of the parties hereto has executed this Agreement to be effective as of the day and year first above written.

SELLER:

/s/ Kevin Halter Jr.

As attorney-in-fact to those Shareholders

listed in attached Exhibit “A”

EXHIBIT “A”

SHAREHOLDER NAME	NUMBER OF SHARES DELIVERED
KEVIN HALTER, JR.	280,000
KEVIN B HALTER JR	42,900
TOTAL	322,900

EXHIBIT “B”

Name of Purchaser	Number of Common Shares of the Purchaser	Signature of Purchaser
Mercia Holdings, LLC	132,389	/s/ Bart Mackay
Mai Dun Limited, LLC	132,389	/s/ Bart Mackay
General Hemp, LLC	29,061	/s/ Stuart Titus
Bamburgh Holdings LLC	29,061	/s/ Nicholas Filardo